UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2013

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 10, 2013 (the “Annual Meeting”).  The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 26, 2013.

 1.  The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2014.  The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHOLD	BROKER NON-VOTES

Roy V. Armes	46,665,580	2,187,076	7,528,334

Thomas P. Capo	47,937,262	915,394	7,528,334

Steven M. Chapman	48,117,622	735,034	7,528,334

John J. Holland	47,845,843	1,006,813	7,528,334

John F. Meier	47,948,904	903,752	7,528,334

Cynthia A. Niekamp	48,155,935	696,721	7,528,334

John H. Shuey	47,941,373	911,283	7,528,334

Richard L. Wambold	48,088,736	763,920	7,528,334

Robert D. Welding	47,902,102	950,554	7,528,334

2.   Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the year ending December 31, 2013.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED

55,578,957	573,423	228,610

3.   The non-binding advisory resolution on the Company's executive compensation was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES

46,077,633	2,119,153	655,870	7,528,334

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2013		COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken
Jack Jay McCracken
Assistant Secretary